UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 16, 2004

US Airways Group, Inc.
(Debtor-in-Possession)
(Commission file number: 1-8444)

and

US Airways, Inc.
(Debtor-in-Possession)
(Commission file number 1-8442)

(Exact Names of Registrants as specified in their charters)

   Delaware                            US Airways Group, Inc.  54-1194634
(State of Incorporation          US Airways, Inc.             53-0218143
of both registrants)                (I.R.S. Employer Identification Nos.)

2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrants' telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 16, 2004, the U.S. Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") approved the Master Memorandum of Understanding ("Master MOU") among US Airways Group, Inc. (the "Company"), US Airways, Inc. ("US Airways"), and General Electric Capital Corporation ("GECC"), acting through its agent GE Capital Aviation Services, Inc. ("GECAS") and General Electric Company, GE Transportation Component. The Master MOU and the agreements contemplated by the term sheets included as exhibits to the Master MOU will provide the airline with short-term liquidity, reduced debt, lower aircraft ownership costs, enhanced engine maintenance services and leases for new regional jets, while preserving the vast majority of US Airways' mainline fleet owned by GECAS. The transactions contemplated by the Master MOU can be divided into three types of transactions: (i) Phase I Transactions, which include those transactions scheduled to occur on December 20, 2004, (ii) Phase II Transactions, which include those transactions scheduled to take effect on January 18, 2005, but not later than February 15, 2005, and prior to the Company's emergence from bankruptcy, and (iii) Exit Transactions, which include those transactions that will be implemented in connection with or upon the consummation of the plan of reorganization and the Company's emergence from bankruptcy (collectively, the "Restructuring Transactions"). Each Phase I Transaction is expressly conditioned upon the consummation of each other Phase I Transaction and each Phase II Transaction is expressly conditioned upon the consummation of the Phase I Transactions and each other Phase II Transaction. It is a condition precedent to the Exit Transactions that the Company consummate a plan of reorganization on or before June 30, 2005; the Exit Transactions are expressly conditioned upon the consummation of the Phase I Transactions, the Phase II Transactions and each other Exit Transaction.

     The key aspects of the Master MOU are as follows:

      (i)      the implementation of certain agreements relative to the Company or its subsidiaries continued use of certain Airbus, Boeing and regional jet aircraft, and the return to GECC of certain other Airbus and Boeing aircraft;

      (ii)      the creation of a bridge facility of up to approximately $55.5 million for use by the Company, US Airways, PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc. (collectively, the "Debtors") during the pendency of the Chapter 11 cases;

      (iii)      the purchase by GECC, and immediate leaseback to US Airways, of (a) the assets securing the Credit Agreement, dated as of November 16, 2001, among US Airways, the Company and GECC (as amended, the "2001 Credit Facility"), the Exit Liquidity Facility, dated as of March 31, 2003, among US Airways, the Company and GECC (as amended, the "2003 Liquidity Facility"), and other GE obligations, consisting of eleven Airbus aircraft and twenty-eight spare engines and engine stands, and (b) ten regional jet aircraft currently mortgage-debt financed by GECC;

      (iv)      a restructuring of the balance of the 2001 Credit Facility, with an additional permitted draw of $10 million, subject to the pledge of certain collateral to secure the 2001 Credit Facility,

      (v)      the commitment of GECC, subject to financial tests and other conditions, to provide leases for up to thirty-one additional regional jet aircraft;

     (vi)     the modification and assumption of certain of US Airways' engine maintenance agreements with GE Engine Services, Inc. ("GEES"); and

     (viii)     upon emergence from bankruptcy, the issuance of convertible notes of the reorganized US Airways in the aggregate principal amount of $125 million.

     The following provides a summary of the key terms of the Master MOU and related term sheets.

1.     Bridge Facility

     The Bridge Facility is a loan facility of up to $55.5 million to be made available by GECC to the Debtors in a series of drawdowns commencing on December 20, 2004, and ending on or before June 30, 2005. The Company and GECC entered into the Bridge Facility on December 20, 2004, whereupon $19.9 million was drawn down under the facility. Interest on the Bridge Facility accrues at the rate of LIBOR plus 4.25% and will be payable in cash or in kind at the option of the Debtors. The Bridge Facility matures on the earlier to occur of: (a) the termination date of the Bridge Facility, (b) the date on which the Convertible Notes described below are issued and delivered to GECC, and (c) June 30, 2005 or such later date as set forth in the Master MOU. The Bridge Facility is cross-collateralized and cross-defaulted with all other obligations owed by any Debtor to GECC or any of its affiliates (collectively, the "GE Obligations") and will be granted status as an administrative expense claim with priority over all other administrative claims other than for aircraft financing deferrals, which are pari passu, and subordinate only to (i) the super-priority administrative expense claim of the Air Transportation Stabilization Board ("ATSB") and the ATSB Lenders (including the carveouts provided in connection therewith), as defined and provided for in the Final Cash Collateral Order entered by the Bankruptcy Court on October 14, 2004, (ii) postpetition wages and benefits, and (iii) any other new money debtor-in-possession financing.

2.      Existing Facilities Term Sheet

     The Existing Facilities Term Sheet sets forth the amendments to the 2001 Credit Facility. Specifically, the 2001 Credit Facility will be amended to, among other things: (i) permit the Debtors to make one additional $10 million draw on the closing date of the Phase II Transactions, upon consummation of the sale-leaseback of the 2001 Credit Facility Assets and of the CRJ Mortgaged Assets, each as defined and described below in Item 4, (ii) after the prepayment of the loan balance outstanding under the 2001 Credit Facility made in connection with the sale-leaseback of the 2001 Credit Facility Assets and the CRJ Mortgaged Assets, as described below, revise the amortization schedule so that the remaining principal of the loan begins amortizing over a period of eight quarters following the Debtors' emergence from bankruptcy (the "Remaining Term"), (iii) provide that the interest rate will be LIBOR plus 4.25% for the Remaining Term, and (iv) the loan will be secured by a third lien position on three CRJ-700 aircraft (subject to first and second lien positions and conditioned upon consent of such senior lien holders pursuant to an inter-creditor agreement reasonably acceptable to GECC), a second lien position on one CRJ-700 aircraft (subject to first lien position and conditioned upon consent of such senior lien holders pursuant to an inter-creditor agreement reasonably acceptable to GECC) and a first lien position on one CF34 spare engine owned by US Airways, with the aggregate of any senior liens on such collateral not to exceed $62 million. The amendments to the 2001 Credit Facility do not constitute an assumption thereof, but it is anticipated that in connection with a plan of reorganization, the 2001 Credit Facility, as amended, will be reinstated.

3.      Aircraft Lease Term Sheet

     The Aircraft Lease Term Sheet sets forth the comprehensive treatment of GECC-owned and mortgaged aircraft that were subject to a Section 1110(b) stipulation entered into between the Debtors and GECC and filed with the Bankruptcy Court. The Debtors and GECC have agreed to subject certain of such aircraft to consensual Section 1110(a) agreements and, in certain cases, to amendments to applicable pre-petition agreements and, except as set forth in the Master MOU or the Term Sheets, the agreements and any related amendments will not constitute an assumption of any such agreements, and no such agreement will constitute a post-petition contract for purposes of, among other things, Sections 365, 503 and 507 of the Bankruptcy Code, but shall be subject to the Debtors' obligations under Section 1110 of the Bankruptcy Code. Such agreements among the Debtors, on the one hand, and GECC and its affiliates, on the other, include the following:

      (i)      With respect to the operating leases for nine A319 aircraft and one A320 aircraft, the respective leases will be modified to provide for the early expiration of such leases to correspond to a specified return schedule. Upon consummation of the Phase II Transactions, US Airways will swap three aircraft on the specified return schedule with three aircraft currently serving as collateral for the 2001 Credit Facility, resulting in a final specified return schedule being comprised of ten A319 aircraft.

      (ii)      The A321 leases subject to a certain EETC transaction will remain unchanged. US Airways will (a) pay all cure amounts due and payable under such leases on December 20, 2004, or such other date agreed to by the parties, other than the cure amount previously paid by GECC on behalf of US Airways on November 12, 2004, which amount shall be repaid by the Debtors to GECC upon the Debtors' emergence from bankruptcy; and (b) perform all of its obligations, including the payment of full contract rents (including supplemental rents), under such leases during the pendency of the Chapter 11 cases.

      (iii)      The Debtors agreed to pay and paid on December 20, 2004 all amounts due and payable in respect of certain B737-300 aircraft and B757 aircraft. The Debtors will pay and perform all of their obligations with respect to these Boeing aircraft, as well as with respect to certain B737-400 single investor leases, during the pendency of the Chapter 11 cases, with modified monthly rentals payable from and after the Debtors' emergence from bankruptcy at reduced rates agreed to by the parties. Further, with respect to the leases of the aforementioned B737-300 aircraft, in lieu of any extension or purchase options with respect thereto, such leases will be amended to provide for the extension of the expiry dates thereof, at the option of US Airways, to the dates set forth in the Aircraft Lease Term Sheet.

      (iv)      With respect to five designated B737-400 aircraft, the applicable lessor will be amenable to consensual foreclosure by the secured party of such aircraft, with no resulting claims to be asserted by the owner participant against the Debtor's bankruptcy estate.

      (v)      After emergence from bankruptcy, US Airways will have an option to restructure (and "buy down") the monthly rental obligations of certain additional B737-400 single investor leases following the issuance of the Convertible Notes described below, for cash or Convertible Notes of equal market value.

4.      Sale-Leaseback of 2001 Credit Facility Assets and CRJ Mortgaged Assets

     At a closing assumed to occur on January 18, 2005, but no later than February 15, 2005, subject to the swap of three aircraft described in item 3(i) above, GECC will purchase the two A319 aircraft, the four A320 aircraft, the five A321 aircraft, the fourteen CFM56-5B spare engines, the fourteen CFM56-3B spare engines, and certain engine stands that currently secure the 2001 Credit Facility and the 2003 Liquidity Facility (collectively, the "2001 Credit Facility Assets"), together with the nine CRJ-200s and one CRJ- 700 aircraft currently mortgage debt financed by GECC (collectively, the "CRJ Mortgaged Assets") for a total purchase price of approximately $640 million, subject to adjustment, at which time the 2001 Credit Facility Assets and the CRJ Mortgaged Assets will be leased back to US Airways under operating leases having an initial lease term expiring on the earlier of the Debtors' emergence from bankruptcy or June 30, 2005. The sale proceeds will be applied to repay (in order) the 2003 Liquidity Facility and the GECC mortgage-debt financed CRJ aircraft in full, and then will be applied on account of the 2001 Credit Facility, leaving a balance thereon of approximately $15 million, subject to adjustment, before the $10 million additional drawdown on the 2001 Credit Facility contemplated above in Item 2(i). The operating leases will be extended upon the Debtors' emergence from bankruptcy, will be cross-defaulted with all other GE Obligations (other than certain excepted obligations), and will be subject to return conditions to be agreed upon by the parties. Each such lease will be a post-petition agreement, but rent payable only through June 30, 2005 (as such date may be extended) and return obligations thereunder will be granted administrative expense status, and all other claims under such lease, including rejection damages, will be unsecured pre-petition claims.

5.      Regional Jet Leasing Term Sheet

     Pursuant to the Regional Jet Leasing Term Sheet, GECC or its affiliates will provide leases for up to thirty-one regional jet aircraft. The aircraft to be leased will consist of 70-to 100-seat regional jet aircraft manufactured by Bombardier and/or Embraer in a mix and other terms to be agreed mutually by GECC and US Airways. Six CRJ-700s will be leased to US Airways beginning between the closing date of the Phase II Transactions and February 28, 2005 and ending on the earlier of the Debtors' emergence from bankruptcy and June 30, 2005; these leases will be extended upon the Debtors' emergence from bankruptcy. To effectuate the contemplated regional jet leasing, US Airways and GECC will, on or before the closing date of the Phase II Transactions, reinstate that portion of the RJ Lease Transaction and Debt Financing Agreement, dated as of December 18, 2003 (the "RJ Lease Agreement"), pursuant to which GECC has agreed to provide single investor lease transactions (provided that the obligations under the reinstated RJ Lease Agreement will not be afforded administrative expense status), with certain additional terms and conditions. Each such lease will be a post-petition agreement, but only rent payable through June 30, 2005 (as such date may be extended) and return obligations thereunder will be offered administrative expense status, and all other claims under such lease, including rejection damages, will be unsecured pre-petition claims.

6.      GEES Restructuring Term Sheet

     The Debtors and the GE Entities have reached an agreement with respect to five engine repair and maintenance agreements, and certain other matters. This agreement includes, among other things, the agreement of US Airways to assume three of such agreements of GEES and certain of its affiliates to: (i) forgive and release US Airways from certain pre-petition obligations, (ii) defer certain payment obligations arising under such agreements, (iii) extend one maintenance agreement, (iv) continue certain existing deferrals, and (v) determine the treatment of certain removal charges.

7.      Convertible Notes

     Pursuant to the Convertible Note Term Sheet, the Debtors have agreed that upon emergence from bankruptcy, as partial consideration for entering into the Master MOU, an affiliate of GECC will receive convertible notes of the reorganized US Airways in the aggregate principal amount of $125 million ("Convertible Notes"). The Convertible Notes will be convertible at any time, at the holders' election, into shares of common stock of the reorganized Company ("Common Stock") at a conversion price equal to the product of (x) 140%-150% (at US Airways' option) and (y) the average closing price of the Common Stock for the sixty consecutive trading days following US Airways' emergence from bankruptcy and the listing of the Common Stock on the NASDAQ Stock Market or a national stock exchange. The Convertible Notes will bear interest at a rate to be determined no later than thirty days prior to the Debtors' scheduled date of emergence from bankruptcy and interest will be payable semi-annually, in arrears, and will mature in 2020. US Airways will be permitted to redeem some or all of the Convertible Notes at any time on or after the fifth anniversary of the issuance of such notes, at a redemption price, payable in cash or, subject to certain conditions, Common Stock. Holders of the Convertible Notes may require US Airways to repurchase all or a portion of their Convertible Notes on the fifth and tenth anniversary of the issuance of such notes at 100% of the principal amount of the Convertible Notes, plus accrued and unpaid interest to the date of repurchase, payable, at US Airways election, in cash or Common Stock. The Convertible Notes will be senior unsecured obligations and will rank equally in right of payment with all existing and future unsecured senior obligations of the reorganized US Airways. The Convertible Notes will be guaranteed by the parent holding company of the reorganized US Airways.

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                             US Airways Group, Inc. (REGISTRANT)

Date: December 22, 2004                     By:   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                              (Chief Accounting Officer)

                                                             US Airways, Inc. (REGISTRANT)

Date: December 22, 2004                     By:   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                             (Chief Accounting Officer)